As filed with the Securities and Exchange Commission on May 19, 2009
Registration No. 333-125471

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	75-2018239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of Principal Executive Offices) (Zip Code)

CASH AMERICA INTERNATIONAL, INC.
FIRST AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

J. Curtis Linscott
Executive Vice President, General Counsel & Secretary
CASH AMERICA INTERNATIONAL, INC.
1600 West 7th Street
Fort Worth, Texas 76102
(Name and address of agent for service)
(817) 335-1100
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑ Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

EXPLANATORY STATEMENT
     Cash America International, Inc. hereby amends its Registration Statement on Form S-8, Registration No. 333-125471, filed with the Securities and Exchange Commission on June 3, 2005, by filing this Post-Effective Amendment No. 1 to reflect the amendment and restatement of the Cash America International, Inc. 2004 Long-Term Incentive Plan. Each of the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “First Amended and Restated Plan”), and the Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC, a sub-plan under the First Amended and Restated Plan, is filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively. No additional securities are being registered.
Item 8. Exhibits

Exhibit	Description of Exhibit
99.1	Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed April 28, 2009)

99.2	Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (sub-plan) (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed April 28, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on May 19, 2009.

CASH AMERICA INTERNATIONAL, INC.
By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date
* Jack R. Daugherty	Chairman of the Board and Director	May 19, 2009
/s/ Daniel R. Feehan Daniel R. Feehan	Chief Executive Officer, President and Director (Principal Executive Officer)	May 19, 2009
/s/ Thomas A. Bessant, Jr. Thomas A. Bessant, Jr.	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2009
/s/ Daniel E. Berce Daniel E. Berce	Director	May 19, 2009
/s/ Albert Goldstein Albert Goldstein	Director	May 16, 2009
* James H. Graves	Director	May 19, 2009
* B.D. Hunter	Director	May 19, 2009
* Timothy J. McKibben	Director	May 19, 2009
* Alfred M. Micallef	Director	May 19, 2009
     J. Curtis Linscott, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 on behalf of the above-named directors of Cash America International, Inc. on this 19th day of May, 2009, pursuant to powers of attorney executed on behalf of such director and previously filed with the Securities and Exchange Commission.

*	By:	/s/ J. Curtis Linscott
J. Curtis Linscott

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed April 28, 2009)

99.2	Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (sub-plan) (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed April 28, 2009)